November 2021

Preliminary Terms No. 2,944

Registration Statement Nos. 333-250103; 333-250103-01

Dated October 27, 2021

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Fully and Unconditionally Guaranteed by Morgan Stanley

Equity-Linked Partial Principal at Risk Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a minimum payment amount of only 90% of principal at maturity and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by this document. The payment at maturity on the securities will be based on the performance of the worst performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®. At maturity, if the final index value of each of the underlying indices is greater than its respective initial index value, investors will receive the stated principal amount of their investment plus a supplemental redemption amount reflecting 100% of the appreciation of the worst performing underlying index from its initial index value to its final index value, subject to the maximum payment amount. The supplemental redemption amount will therefore be payable only if all three underlying indices have appreciated from their respective initial index values. However, if at maturity the final index value of any underlying index has depreciated in value, investors will lose 1% for every 1% decline in the worst performing underling index from its initial index value to its final index value, subject to the minimum payment amount. Investors may lose up to 10% of the stated principal amount of the securities. Because the payment at maturity is based on the worst performing of the underlying indices, a decline in any underlying index will result in a loss of up to 10% of your investment even if the other underlying indices have appreciated or have not declined as much. These long-dated securities are for investors who are concerned about principal risk, but seek an equity index-based return, and who are willing to risk 10% of their principal and to forgo current income and upside returns above the maximum payment amount in exchange for the repayment of at least 90% of the principal at maturity and the opportunity to earn a return reflecting 100% of the appreciation of the worst performing underlying index from its initial index value to its final index value, subject to the maximum payment amount. The securities are securities issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Stated principal amount:	$1,000 per security
Aggregate principal amount:	$
Pricing date:	November 3, 2021
Original issue date:	November 8, 2021 (3 business days after the pricing date)
Maturity date:	November 6, 2026
Interest:	None
Underlying indices:	The Dow Jones Industrial AverageSM (the “INDU Index”), the Russell 2000® Index (the “RTY Index”) and the NASDAQ-100 Index® (the “NDX Index”)
Payment at maturity:

If the final index value of each underlying index is greater than its respective initial index value:

$1,000 + supplemental redemption amount, subject to the maximum payment amount

If the final index value of any underlying index is less than or equal to its respective initial index value:

$1,000 × index performance factor of the worst performing underlying index, subject to the minimum payment amount

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the percentage decline of the worst performing underlying index. However, under no circumstances will the payment due at maturity be less than the minimum payment amount of $900 per security.

Supplemental redemption amount:	(i) $1,000 times (ii) the index percent change of the worst performing underlying index times (iii) the participation rate
Worst performing underlying index:	The underlying index with the lowest index percent change
Maximum payment amount:	At least $1,450 per security (145% of the stated principal amount). The actual maximum payment amount will be determined on the pricing date.
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Participation rate:	100%
Index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
Index performance factor	With respect to each underlying index, final index value / initial index value
Initial index value:

With respect to the INDU Index, , which is the index closing value of such index on the pricing date

With respect to the RTY Index, , which is the index closing value of such index on the pricing date

With respect to the NDX Index, , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the index closing value of such index on the determination date
Determination date:	November 3, 2026, subject to postponement for non-index business days and certain market disruption events
CUSIP / ISIN:	61773HBC2 / US61773HBC25
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $965.30 per security, or within $40.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 19.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Equity-Linked Partial Principal at Risk Securities dated November 16, 2020

Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Investment Summary

Equity-Linked Partial Principal at Risk Securities

The Equity-Linked Partial Principal at Risk Securities due November 6, 2026 Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index® (the “securities”) provide investors with an opportunity to receive a return reflecting 100% of the positive performance of the worst performing underlying index, subject to the maximum payment amount, while maintaining 1:1 downside exposure to any decline in the worst performing underlying index, subject to the minimum payment amount at maturity of $900 per security.

If the final index value of each underlying index is greater than its respective initial index value, the securities will pay the stated principal amount of $1,000 plus a supplemental redemption amount, subject to the maximum payment amount of at least $1,450 per security (to be determined on the pricing date). The supplemental redemption amount provides 100% upside participation in any appreciation of the worst performing underlying index, subject to the maximum payment amount (e.g., if the worst performing underlying index appreciates 5% from its initial index value to its final index value, the investor receives 100% of principal plus 5% at maturity). If the final index value of any underlying index is equal to or less than its respective initial index value, the payment at maturity per security will be equal to or less than the $1,000 principal amount of securities by an amount proportionate to the decline in the worst performing underlying index as of the determination date, subject to the minimum payment amount of $900 per security. The securities do not pay interest, and all payments on the securities, including the payment of the minimum payment amount at maturity, are subject to our credit risk.

Maturity:	Approximately 5 years
Maximum payment amount:	At least $1,450 per security (145% of the stated principal amount). The actual maximum payment amount will be determined on the pricing date.
Minimum payment amount:	$900 per security (90% of the stated principal amount). You could lose up to 10% of the stated principal amount of the securities.
Participation rate:	100%
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $965.30, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the minimum payment amount, the maximum payment amount and the participation rate, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-

November 2021 Page 2

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2021 Page 3

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Key Investment Rationale

The securities offer 100% participation in any positive performance of the worst performing underlying index, subject to the maximum payment amount, while providing for a minimum repayment of 90% of the stated principal amount if the securities are held to maturity, in exchange for forgoing current income and interest. All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to our credit risk.

Minimum Payment Amount of 90% of Principal at Maturity	The securities provide for the minimum payment amount of 90% of principal if held to maturity.
Upside Scenario

Each underlying index appreciates, and the securities return par plus 100% upside participation in the appreciation of the worst performing underlying index, subject to the maximum payment amount of at least $1,450 per security (145% of the stated principal amount). The actual maximum payment amount will be detemrined on the pricing date.

Downside Scenario

One or more of the underlying indices depreciate, and the securities redeem for less than the $1,000 stated principal amount by an amount proportionate to the decline in the value of the worst performing underlying index, subject to the minimum payment amount of $900 per security (90% of the stated principal amount).

November 2021 Page 4

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The actual initial index value for each underlying index will be determined on the pricing date. Any payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Participation rate:	100%
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Hypothetical maximum payment amount:	$1,450 per security (145% of the stated principal amount)
Hypothetical initial index value:	With respect to the INDU Index: 34,000 With respect to the RTY Index: 2,000 With respect to the NDX Index: 14,000

EXAMPLE 1: Each of the underlying indices appreciates significantly and so investors receive only the maximum payment at maturity.

Final index value		INDU Index: 52,700
RTY Index: 3,200
NDX Index: 21,000
Index percent change		INDU Index: (52,700 – 34,000) / 34,000 = 55% RTY Index: (3,200 – 2,000) / 2,000 = 60% NDX Index: (21,000 – 14,000) / 14,000 = 50%
Payment at maturity	=	$1,000 + ($1,000 × index percent change of the worst performing underlying index × 100%), subject to the maximum payment amount
	=	$1,000 + ($1,000 × 50% × 100%), subject to the maximum payment amount
	=	$1,450

In example 1, the final index value of each of the INDU Index, the RTY Index and NDX Index is greater than the respective initial index value. The INDU Index has appreciated by 55%, the RTY Index has appreciated by 60% and the NDX Index has appreciated by 50%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 100% of the appreciation of the worst performing underlying, subject to the maximum payment amount. Under the terms of the securities, investors will realize the hypothetical maximum payment amount at a final index value of the worst performing underlying index of 145% of its respective initial index value. Therefore, in this example, investors receive only the hypothetical maximum payment amount of $1,450 per stated principal amount, even though each underlying index has appreciated significantly.

EXAMPLE 2: The final index value of each underlying index is greater than the respective initial index value.

Final index value	INDU Index: 37,400
RTY Index: 2,100
NDX Index: 18,200

November 2021 Page 5

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Index percent change		INDU Index: (37,400 – 34,000) / 34,000 = 10% RTY Index: (2,100 – 2,000) / 2,000 = 5% NDX Index: (18,200 – 14,000) / 14,000 = 30%
Payment at maturity	=	$1,000 + ($1,000 × index percent change of the worst performing underlying index × 100%), subject to the maximum payment amount
	=	$1,000 + ($1,000 × 5% × 100%)
	=	$1,050

In example 2, the final index value of each of the INDU Index, the RTY Index and NDX Index is greater than the respective initial index value. The INDU Index has appreciated by 10%, RTY Index has appreciated by 5% while the NDX Index has appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 100% of the appreciation of the worst performing underlying index, which is the RTY Index in this example. Investors receive $1,050 per security at maturity.

EXAMPLE 3: The final index values of two underlying indices are greater than their respective initial index values, while the final index value of the other underlying index is less than its respective initial index value, but not by more than 10%.

Final index value		INDU Index: 39,100
RTY Index: 2,400
NDX Index: 13,580
Index performance factor		INDU Index: (39,100 / 34,000) = 115% RTY Index: 2,400 / 2,000 = 120% NDX Index: 13,580 / 14,000 = 97%
Payment at maturity	=	($1,000 × index performance factor of the worst performing underlying index), subject to the minimum payment amount
	=	$1,000 × 97%
	=	$970

In example 3, the final index value of each of the INDU Index and the RTY Index is greater than the respective initial index value, while the final index value of the NDX Index is less than its initial index value. While the INDU Index has appreciated by 15% and the RTY Index has appreciated by 20%, the NDX Index has declined by 3%. Therefore, investors are exposed to the negative performance of the NDX Index, which represents the worst performing underlying index in this example, subject to the minimum payment amount. At maturity, investors receive a payment at maturity of $970 per security, or 97% of the stated principal amount. In this example, investors are exposed to the negative performance of the worst performing underlying index, subject to the minimum payment amount, even though the other underlying indices have appreciated in value, because the final index value of each underlying index is not greater than or equal to its respective initial index value.

EXAMPLE 4: The final index values of two underlying indices are greater than their respective initial index values, while the final index value of the other underlying index is less than its respective initial index value by more than 10%.

Final index value	INDU Index: 40,800
RTY Index: 1,400
NDX Index: 16,100
Index performance factor	INDU Index: 40,800 / 34,000 = 120% RTY Index: 1,400 / 2,000 = 70% NDX Index: 16,100 / 14,000 = 115%

November 2021 Page 6

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Payment at maturity	=	($1,000 × index performance factor of the worst performing underlying index), subject to the minimum payment amount
	=	$900

In example 4, the final index value of each of the INDU Index and the NDX Index is greater than the respective initial index value, while the final index value of the RTY Index is less than its initial index value. While the INDU Index has appreciated by 20% and the NDX Index has appreciated by 15%, the RTY Index has declined by 30%. Therefore, investors are exposed to the negative performance of the RTY Index, which is the worst performing underlying index in this example, subject to the minimum payment amount. Because the worst performing underlying index has declined by 10% or more, investors receive the minimum payment amount of $900 per security at maturity, or 90% of the stated principal amount. In this example, investors are exposed to the negative performance of the worst performing underlying index, subject to the minimum payment amount, even though the other underlying indices have appreciated in value, because the final index value of each underlying index is not greater than or equal to the respective initial index value.

November 2021 Page 7

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for a minimum payment amount of only 90% of principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 90% of principal at maturity. If the final index value of any underlying index is less than its respective initial index value, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the value of the worst performing underlying index, subject to the minimum payment amount of $900 per security (90% of the stated principal amount). You could lose up to 10% of your investment in the securities.

￭The appreciation potential of the securities is limited by the maximum payment amount. The appreciation potential of the securities is limited by the maximum payment amount of at least $1,450 per security, or 145% of the stated principal amount. Because the payment at maturity will be limited to 145% of the stated principal amount for the securities (assuming a maximum payment amount of $1,450 per security), any increase in the final index value of the worst performing underlying index over its initial index value by more than 45% of its initial index value will not further increase the return on the securities.

￭The market price of the securities will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The levels of the underlying indices may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “NASDAQ-100 Index® Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be

November 2021 Page 8

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the values of the underlying indices at any time other than the determination date. The final index value of each underlying index will be based on the index closing value of such underlying index on the determination date, subject to postponement for non-index business days and certain market disruption events. Even if all three underlying indices appreciate prior to the determination date but the value of any underlying index drops by the determination date to be equal to or below its initial index value, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underlying indices prior to such drop. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of the securities may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the determination date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying indices.

November 2021 Page 9

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values and the final index values, and will calculate the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of the underlying indices. For further information regarding these types of determinations, see “Description of Equity-Linked Partial Principal at Risk Securities —Supplemental Redemption Amount,” “—Calculation Agent and Calculations,” “—Alternate Exchange Calculation in the Case of an Event of Default” and “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. MS & Co. and some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, the value at or above which such underlying index must close on the determination date so that investors do not suffer a loss on their initial investment in the securities (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities, including on the determination date, could adversely affect the value of an underlying index on the determination date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying indices).

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of each underlying index. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. If any underlying index declines to below its respective initial index value as of the valuation date, you will lose up to 10% of your investment, even if the other underlying indices

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Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying index.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one underlying index. With three underlying indices, it is more likely that any underlying index will decline to below its initial index value as of the determination date, than if the securities were linked to only one underlying index. Therefore it is more likely that you will suffer a loss on your investment.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on the determination date, the final index value of such underlying index will be an amount calculated based on the prices of the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the index closing value last in effect prior to discontinuance of the index.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on October 25, 2021:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	35,741.15
52 Weeks Ago:	27,685.38
52 Week High (on 10/25/2021):	35,741.15
52 Week Low (on 10/30/2020):	26,501.60

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2016 through October 25, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on October 25, 2021 was 35,741.15. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Closing Values January 1, 2016 to October 25, 2021

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Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Dow Jones Industrial AverageSM	High	Low	Period End
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter (through October 25, 2021)	35,741.15	34,002.92	35,741.15

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Morgan Stanley Finance LLC

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Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on October 25, 2021:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,312.640
52 Weeks Ago:	1,605.209
52 Week High (on 3/15/2021):	2,360.168
52 Week Low (on 10/30/2020):	1,538.479

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2016 through October 25, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on October 25, 2021 was 2,312.640. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2016 to October 25, 2021

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Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Russell 2000® Index	High	Low	Period End
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter (through October 25, 2021)	2,312.640	2,214.958	2,312.640

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on October 25, 2021:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	15,514.19
52 Weeks Ago:	11,504.52
52 Week High (on 9/7/2021):	15,675.76
52 Week Low (on 10/30/2020):	11,052.95

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2016 through October 25, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on October 25, 2021 was 15,514.19. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2016 to October 25, 2021

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Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

NASDAQ-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter (through October 25, 2021)	15,514.19	14,472.12	15,514.19

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. See “NASDAQ-100 Index®” in the accompanying index supplement.

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Morgan Stanley Finance LLC

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Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.

Denominations:	$1,000 per security and integral multiples thereof
Call right:	The securities are not callable prior to the maturity date.
Index closing value:

With respect to each of the INDU Index and the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the INDU Index or the NDX Index shall be based on the alternate calculation of such index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index shall be based on the alternate calculation of the RTY Index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Postponement of maturity date:

If the determination date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the determination date as postponed.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due November 6, 2026

Based on the Performance of the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index®

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

In the opinion of our counsel, Davis Polk & Wardwell LLP, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying product supplement) of the securities, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the securities. The comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield if the securities were priced on the date hereof. The comparable yield and the projected payment schedule (or information about how to obtain them) will be provided in the final pricing supplement. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.

You should read the discussion under “United States Federal Taxation” in the accompanying product supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the securities for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the securities.

If you are a non-U.S. investor, please also read the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and

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described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the value of any underlying index on the pricing date, and, therefore, the value at or above which such underlying index must close on the determination date so that investors do not suffer a loss on their initial investment in the securities (depending also on the performance of the other underlying indices). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of an underlying index, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlying indices). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the maximum payment amount, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Equity-Linked Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Equity-Linked Partial Principal at Risk Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Equity-Linked Partial Principal at Risk Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Equity-Linked Partial Principal at Risk Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for Equity-Linked Partial Principal at Risk Securities, in the index supplement or in the prospectus.

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